Exhibit 10.30

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. LENDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

GEL PROPERTIES, LLC
PROMISSORY NOTE

$200,000.00	Lewes, Delaware
February 10, 2012

1.	Principal and Interest

FOR VALUE RECEIVED, GEL Properties, LLC, a Delaware Limited Liability Company (the "Company") hereby absolutely and unconditionally promises to pay to Silver Dragon Resources, Inc. (the "Lender"), the principal amount of two hundred thousand dollars ($200,000) as set forth herein. This note shall bear simple interest at the rate of 6%.

2.	Repayments and Prepayments; Security.

a.               $100,000 of principal under this Note (the “1st Half”) shall be due and payable at on September 1, 2012, and the balance of $100,000 of principal (as well as any accrued interest) (the “Second Half) due under this Note shall be due and payable on November 1, 2012, unless the Lender does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended, at which time the First Half will be due and payable on February 10, 2013 and the Second Half will be due and payable on April 10, 2013 .

b.               The Company may pay this Note at any time, in whole or in part.

c.               This Note shall be secured by a total of $200,000 in convertible promissory notes issued to the Company be Seven Arts Entertainment, Inc. (NASDAQ: SAPX). The Company shall have the right to replace the collateral at any time with collateral of equivalent value without the prior written consent of the Lender.

d.               This Note may not be assigned without the prior written consent of the Company, except by operation of law.

3.	Events of Default; Acceleration.

a.               The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”): the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable. The Company may offset amounts due to the Lender under this Note by similar amounts that may be due to the Company by the Lender resulting from a promissory note issued by the Lender to the Company on even date herewith, whether by default or otherwise.

b.               No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

4.	Notices.

a.               All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Lender, at such Lender’s address as the Lender shall have furnished the Company in writing and (ii) if to the Company at such address as the Company shall have furnished the Lender(s) in writing).

b.               Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by electronic communication with confirmation, upon the delivery of electronic communication.

5.	Miscellaneous.

a.               Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

b.               No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

c.               If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees.

d.               This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

e.               This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

GEL PROPERTIES, LLC

By:

Title:

TRIPOD GROUP, LLC
(WITH RESPECT TO THE COLLATERAL SET
FORTH IN SECTION 1(C))